EXHIBIT 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR QUANTRX BIOMEDICAL CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                         QUANTRX BIOMEDICAL CORPORATION
                      (FORMERLY A-FEM MEDICAL CORPORATION)

                         8% CONVERTIBLE PROMISSORY NOTE


U.S. $______________________                  Issuance Date: __________ __, 2005
No.: PN-05-_________________                    Maturity Date: December 31, 2006


            FOR VALUE RECEIVED, the undersigned, QuantRx Biomedical Corporation (Formerly A-Fem Medical Corporation), a Nevada corporation (the "Company"), hereby promises to pay to the order of __________________________, or any future permitted holder of this promissory note (the "Payee"), at the principal address of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of _____________________________ Dollars ($________________) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (this "Note").

            1. Exchange of Principal and Interest into Qualified Financing. Following the Issuance Date, the outstanding principal amount of this Note together with all accrued but unpaid interest hereunder (the "Outstanding Balance"), shall automatically be exchanged into shares of the Company issued in an equity or equity based financing or combination of equity financings with gross proceeds totaling at least $2,000,000 (a "Qualified Financing"); provided, however, that for purposes of determining the number of equity securities (including warrants) to be received by the Payee upon such exchange, the Payee shall be deemed to have tendered 110% of the Outstanding Balance of the Note as payment of the purchase price in the Qualified Financing. Upon such conversion pursuant to a Qualified Financing, the Payee shall automatically be deemed to be a purchaser in such Qualified Financing and shall be granted all rights afforded a purchaser in the Qualified Financing, and upon consummation of a Qualified Financing, this Note shall cease to exist and all rights and obligations of the Company and the Payee shall terminate.

            2. In consideration for the loan evidenced by this Note, the Payee shall be issued Bridge Warrants in the form attached to the Loan Letter Agreement dated as of the date hereof (the "Loan


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Letter") as Exhibit B for the issuance of 15,000 shares of common stock of the
Company per $100,000 of Note principal amount, at an exercise price of $1.50.

            3. Voluntary Conversion of Principal and Interest. At the option of the Payee, six (6) months following the Issuance Date, the Outstanding Balance of this Note may be converted into common shares of the Company at a price per share of $1.00 at any time the Note remains outstanding.

            4.     Principal and Interest Payments.

                   (a) In the event the Company does not complete a Qualified Financing, the Company shall repay the entire principal balance then outstanding on December 31, 2006 (the "Maturity Date").

                   (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of eight percent (8%) per annum. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable on the Maturity Date by the Company in cash or, at the option of the Company, in shares of the Company's equity securities. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of twelve percent (12%) per annum.

            5. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

            6. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                   (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                   (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

                   (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's articles of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any


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material lien, charge or encumbrance upon any material property or assets of the
Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except in the cases of (i), (ii) and (iii), as would not have a Material Adverse Effect as such term is defined in the Loan Letter.

                   (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

            7. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                   (a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of ten (10) business days after the date such payment shall become due and payable hereunder; or

                   (b) the Company shall fail to make any payment of interest for a period of ten (10) business days after the date such interest shall become due and payable hereunder; or

                   (c) any representation, warranty or certification made by the Company herein or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                   (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $1,000,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

                   (e) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $1,000,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of ninety (90) consecutive days following entry of the judgment or order in excess of $1,000,000 or the judgment or order which causes the aggregate amount described above to exceed $1,000,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce


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in writing to any petition filed against it in an involuntary case under the
Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                   (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or
(iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

            8. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 5(f) and
(g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 5(a) through (e), the Payee may exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company's equity securities in the amounts described herein.

            9. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

            10. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of
Section 17 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

            11. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

            12. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by


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telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or
(z) for determining rights to vote with respect to a Major Transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty
(20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

     Address of the Payee:          ______________________
                                    ______________________
                                    ______________________
                                    ______________________
                                    ______________________


     Address of the Company:        QuantRx Biomedical Corporation
                                    321 Norristown Road
                                    Suite 230
                                    Ambler, PA 19002
                                    Attn.: Mr. Walter Witoshkin

            With a copy to:         Greenberg Traurig, LLP
                                    The MetLife Building
                                    200 Park Avenue
                                    Floor 14
                                    New York, NY 10166
                                    Attn.:  Michael D. Helsel, Esq.


            13. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

            14. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

            15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the


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provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

            16. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            17. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            18. Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

             "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR QUANTRX BIOMEDICAL CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."


            19. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

            20.    Consent to Jurisdiction. Each of the Company and the Payee
(i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 12 hereof and agrees that such service shall constitute good and sufficient service of


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process and notice thereof. Nothing in this Section 20 shall affect or limit any right to serve process in any other manner permitted by law.












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            IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered as of the date first written above.


                                        QUANTRX BIOMEDICAL CORPORATION



                                       By:
                                           -------------------------------------
                                             Walter W. Witoshkin
                                             President & CEO










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WIRING INSTRUCTIONS:

Wachovia Bank ABA # 031201467

QuantrRx Biomedical Corporation Escrow Account # 2000018430505

Reference:  Stephanie Micua

            Vice President Commercial Banking

            2240 Butler Pike; Plymouth Meeting, PA 19462

            610-834-2345


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